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                                                                   EXHIBIT 10.35


             Letter of Intent for Lease Contract of Factory Building

Lessor:   Tianjin Development Zone Great Wall Electronics Assembly Factory
Lessee:   Pemstar (Tianjin) Enterprise Co., Ltd.

In accordance with the Economic Contract Law of China and the relevant regulations, and in order to specify the rights and obligations of the Lessor ("Party A") and the Lessee ("Party B"), the two parties, after consultation with each other, hereby agree as follows:

Article 1 Party B shall lease from Party A a factory building that is located in the Yixian Industrial Park of the Tianjin Development Zone and covers an area of 6607 square meters for the purpose of industrial production.

Article 2 The term of the lease shall be one year and six months. Party A shall deliver the factory building to Party B for Party B's use on October 1, 2000 and take it back on April 1, 2002. Party A agrees that the term of the lease shall be extended accordingly for a period of time to be determined by both parties if the second phase of Party B's project is postponed, and that Party B may terminate the lease at any time one year after the commencement of the lease if the second phase of Party B's project is completed ahead of schedule.

Article 3 The rent shall be at a rate of RMB20 per square meter per month and shall be calculated from the commencement date of the lease. The rent for the first three months shall be paid in advance and the rent for later months shall be paid on or before the tenth day of each of these months.

Article 4 After this Letter of Intent is signed and made effective, Party A shall remove the facilities and equipment from the factory building one week before the commencement of the lease and deliver the factory building to Party B for Party B's use. Meanwhile, Party B may move into the factory building and commence decoration. Both parties shall execute a formal lease contract, which shall be negotiated and drafted by counsels of both parties and become effective on the date of execution of this Letter of Intent.

Article 5 Party A shall provide Party B with the connection to water, electricity, and gas supplies within 10 days after the execution of the lease contract. Party A shall provide to Party B a copy of the floor plans of Party A's complex and the leased factory building as attachments to the lease contract.

Article 6 Party A shall provide water and electricity meters for the sole use by Party B. Party B shall be charged for water, electricity and gas consumption in accordance with the relevant provisions (see attachment). Party A warrants the uninterrupted supply of electricity, water and compressed air (except for unforeseeable reasons).

Article 7 During the term of the lease, Party B shall maintain the leased factory building with due care and shall not make any alteration without authorization. (Unless otherwise agreed), if the factory building suffers serious damage at the time of expiration of the lease, Party B shall make compensation and pay the expenses for repair.

Article 8 During the term of the lease, neither Party A nor Party B shall re-lease the leased factory building to third parties.
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Article 9    Party A shall present certificates of legality and, during the term of the lease, keep Party B's properties or assets that are held in Party A's factory building from being sealed up by banks, courts, Customs Services or creditors, and protect Party B's normal production from any interference or interruption.

Article 10 Party B shall dispose of its industrial wastes produced during the course of production in accordance with the relevant provisions of Party A (see attachment).

Article 11 Party A agrees that Party B may have its own security personnel and telephone connection in its security office and that Party A will assist Party B with the security matters with respect to the leased factory building. Party A's personnel shall not enter the leased factory building without Party B's permission. Party B's personnel must hold a card issued by Party B in order to enter the premises leased to Party B. Party B's guests must obtain a guest card from Party B's security personnel before being allowed to enter such premises.

Article 12 Party B shall perform daily maintenance of the leased factory building. If, however, during the term of the lease, damage is caused to Party B's personnel or property because of the safety hazards, such as rain leakage from the factory building's main structure, breakage of the main structure, and overuse and leakage of water pipes, Party A shall be solely responsible for such damage and make repairs in a timely manner, and shall not question Party B.

Article 13 The factory building leased to Party B shall conform to the safety standards and fire prevention requirements. Party B shall pay special attention to the safety and fire prevention matters after formal commencement of production. Party B shall be responsible for problems relating to safety or fire prevention that may occur within the leased factory building.

Article 14 Party B may move out its equipment at any time during the course of performance of the lease contract. Upon the expiration of the term of the lease, Party B shall remove the power facilities from the factory building, and the infrastructure facilities shall be retained or removed as determined by both parties through consultation. If Party A finds no damage caused to the factory building and equipment after its inspection, both parties shall complete the handing-over procedures and Party A will take back the factory building. If any disagreement occurs, both parties shall settle it through friendly consultation.

Both parties shall, after consultation with each other, sign a supplementary agreement in respect of any matter or matters that this lease contract may fail to cover in compliance with the relevant provisions of the Economic Contract Law of China. The supplementary agreement shall be equally valid. This lease contract shall be executed in two copies, one for each party.

Lessor (Party A)                                   Lessee
(signature and company chop)                       (signature and company chop)
September 15, 2000                                 Date: